Exhibit 10.4

DIRECTOR DESIGNATION AGREEMENT

This DIRECTOR DESIGNATION AGREEMENT (as the same may be amended from time to time in accordance with its terms, the “Agreement”) is entered into as of [•], 2023 (the “Effective Date”), by and among Pinstripes Holdings, Inc., a Delaware corporation (the “Issuer”) and the Key Individual (as hereinafter defined).

WHEREAS, pursuant to the Second Amended and Restated Business Combination Agreement, dated as of November [•], 2023, by and among Pinstripes, Inc. (“Pinstripes”), Panther Merger Sub Inc., a Delaware corporation (“Merger Sub”) and the Issuer (the “Business Combination Agreement”), the Issuer issued shares of its Common Stock (as defined herein) to, among others, the Key Individual as consideration in connection with the Business Combination.

WHEREAS, as provided in the Business Combination Agreement, the parties hereto have agreed to enter into this Agreement to provide for board designation and other rights applicable to the Key Individual.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control,” as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “controlling” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the Preamble.

“Amended and Restated Certificate of Incorporation” means the Issuer’s Second Amended and Restated Certificate of Incorporation to be filed and effective in connection with the consummation of the Business Combination.

“Beneficial Ownership” and “Beneficially Own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that for purposes hereof, no member of the Key Individual Group shall be deemed to Beneficially Own any unvested Earnout Shares or any unvested EBITDA Earnout Shares.

“Board” means the Board of Directors of the Issuer.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized by law to be closed in New York, New York.

“Bylaws” means the Issuer’s Amended and Restated Bylaws to be effective in connection with the consummation of the Business Combination.

“Change in Control” means the occurrence of any of the following events:

(a)the stockholders of the Issuer approve a plan of complete liquidation or dissolution of the Issuer or there is consummated an agreement or series of related agreements for the sale or other disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Issuer (including a sale of all or substantially all of the assets of Pinstripes) to any “person” or “group” (as such terms are defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than to the Key Individual and/or any other members of the Key Individual Group (collectively, the “Permitted Holders”);

(b)any “person” or “group” (as such terms are defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more of the Permitted Holders, becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of Common Stock, preferred stock and/or any other class or classes of capital stock of the Issuer (if any) representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding shares of capital stock of the Issuer entitled to vote generally in the election of directors; or

(c)there is consummated a merger or consolidation of the Issuer (or Pinstripes) with any other Person (other than one or more of the Permitted Holders), and, immediately after the consummation of such merger or consolidation, the voting securities of the Issuer immediately prior to such merger or consolidation do not continue to represent, or are not converted into, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof;

provided that, in each case under clause (a), (b) or (c), no Change in Control shall be deemed to occur unless the Key Individual as a result of such transaction ceases to have the ability, without the approval of any Person who is not a Permitted Holder, to elect a majority of the members of the Board of Directors or other governing body of the Issuer (or the resulting entity), and in no event shall a Change in Control be deemed to include any transaction effected for the purpose of (i) changing, directly or indirectly, the form of organization or the organizational structure of the Issuer or any of its Subsidiaries, or (ii) contributing assets or equity to entities controlled by the Issuer (or owned by the Issuer in substantially the same proportions as their ownership of the Issuer). Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock, preferred stock and/or any other class or classes of capital stock of the Issuer immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Issuer immediately following such transaction or series of transactions.

“Common Stock” means the common stock, par value $0.0001 per share, of the Issuer (or equity securities of the Issuer into which the common stock is converted, in a recapitalization or otherwise).

“Closing Date” means the date of the closing of the Business Combination.

“Director” means any member of the Board from time to time.

“Earnout Shares” shall have the meaning set forth in the Business Combination Agreement.

“EBITDA Earnout Shares” shall have the meaning set forth in the Business Combination Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Independent Director” means a director that qualifies as “independent” under the rules of the New York Stock Exchange (or, if not the New York Stock Exchange, the principal U.S. national securities exchange upon which the Common Stock is listed).

“Issuer” has the meaning set forth in the Recitals.

“Key Individual” means Dale Schwartz.

“Key Individual Shares” means the Shares issued to members of the Key Individual Group pursuant to the Business Combination, but excluding any unvested Earnout Shares and any unvested EBITDA Earnout Shares. For the avoidance of doubt, any Earnout Shares and/or EBITDA Earnout Shares that have vested pursuant to the terms of the Amended and Restated Certificate of Incorporation shall, upon such vesting, be deemed “Key Individual Shares.”

“Key Individual Group” means collectively (i) the Key Individual and (ii) any trusts or family partnerships controlled by the Key Individual.

“Permitted Holders” has the meaning set forth in the definition of “Change in Control”.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Shares” means shares of Common Stock.

“Subsidiary” means, with respect to any party, any corporation, partnership, trust, limited liability company or other form of legal entity in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (a) more that 50% of the voting power of all outstanding stock or ownership interests of such entity, (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity or (c) a general or managing partnership or membership interest in such entity.

Section 1.2General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

ARTICLE II

MANAGEMENT

Section 2.1Board of Directors.

(a)Composition; Issuer Recommendation. Following the Effective Date, (A) so long as the members of the Key Individual Group continue to collectively Beneficially Own a number of Shares equal to at least 70% of the number of Key Individual Shares (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events after the Closing Date), then the Key Individual shall have the right, but not the obligation, to designate four (4) Directors for election to the Board (any such designee, a “Key Individual Designee”), (B) so long as the members of the Key Individual Group continue to collectively Beneficially Own a number of Shares equal to at least 50% (but less than 70%) of the number of Key Individual Shares (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events after the Closing Date), then the Key Individual shall have the right, but not the obligation, to designate three (3) Key Individual Designees for election to the Board, (C) so long as the members of the Key Individual Group continue to collectively Beneficially Own a number of Shares equal to at least 25% (but less than 50%) of the number of Key Individual Shares (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events after the Closing Date), then the Key Individual shall have the right, but not the obligation, to designate two (2) Key Individual Designees for election to the Board and (D) so long as the members of the Key Individual Group continue to collectively Beneficially Own a number of Shares equal to at least 10% (but less than 25%) of the number of Key Individual Shares (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events after the Closing Date), then the Key Individual shall have the right, but not the obligation, to designate one (1) Key Individual Designee for election to the Board, and the Issuer shall include such Key Individual Designee(s) as nominee(s) for election to the Board at all of the Issuer’s applicable annual or special meetings of stockholders (or consents in lieu of a meeting).

(b)The initial four (4) Key Individual Designees (the “Initial Key Individual Designees”) shall be as follows:

[●]	Class I (initial term expiring in 2024)
[●]	Class II (initial term expiring in 2025)
[●]	Class III (initial term expiring in 2026)
Dale Schwartz	Class III (initial term expiring in 2026)

(c)The Issuer acknowledges and agrees that each of the Initial Key Individual Designees other than Mr. Schwartz qualifies as an Independent Director.

(d)In connection with every meeting of the Board, or a committee thereof, at which Directors are appointed or are nominated (or recommended for appointment or election) to stand for election by stockholders of the Issuer, the Key Individual will have the right to designate those persons to be appointed or nominated (or recommended for appointment or election), as the case may be, for election to the Board for each Director whose term expires at the next annual meeting of stockholders of the Issuer pursuant to the terms of the Amended and Restated Certificate of Incorporation of the Issuer, and who was a prior Key Individual Designee in accordance with this Section 2.1; provided that any Key Individual Designee designated by the Key Individual to fill a vacancy, replace or otherwise fill a seat previously held by a Key Individual Designee must be an individual who will qualify as an Independent Director.

(e)In the event that the Key Individual requests the removal from the Board of any Key Individual Designee, the Board shall promptly request the resignation of such Key Individual Designee and take any and all actions reasonably necessary or appropriate to cause the removal of such individual from the Board; provided, for the avoidance of doubt, that, notwithstanding anything to the contrary herein, a Key Individual Designee may resign at any time regardless of the period of time left in his or her then current term. The Issuer acknowledges and agrees that each of the Initial Key Individual Designees (other than the Key Individual) has executed a letter whereby such Key Individual Designee agrees to tender such Key Individual Designee’s resignation upon the request by the Key Individual for removal from the Board of such Key

Individual Designee, and the Issuer shall require any other Key Individual Designee (other than the Key Individual) to execute a similar letter about appointment or election to the Board.

(f)In the event that at any time there is a vacancy on the Board resulting from retirement, resignation or other termination of service for any reason of a Key Individual Designee, the Issuer shall (subject to Section 2.1(g)) promptly fill such vacancy (for the remainder of the then current term) with an individual designated by the Key Individual. If the Key Individual fails to nominate an individual to full such vacancy within thirty days, then the Issuer may appoint a nominee to serve on the Board until the Key Individual designates an individual to fill the vacancy.

(g)Notwithstanding the foregoing or anything else to the contrary contained in this Article II, (i) except in the case of the Initial Key Individual Designees, as a condition to being appointed or nominated, as the case may be, for election to the Board, any Key Individual Designee shall (A) furnish a completed director and officer questionnaire with respect to the background and qualifications of such person, substantially in the form provided to and requested to be completed by the then current members of the Board, and such nominee’s consent to the Issuer engaging in a background check of such nominee (including through a third party investigation firm), and information reasonably necessary to complete such a background check, in a manner consistent with background checks customarily engaged in by the Issuer for prospective new members of the Board, and (B) make himself or herself available for interviews by the Board, and (ii) in the event that the Board determines reasonably and in good faith, after consultation with outside legal counsel, with respect to any Key Individual Designee, that (W) if such Key Individual Designee is not an Initial Key Individual Designee, such Key Individual Designee is not qualified to serve on the Board consistent with the policies and procedures applicable to all members of the Board (including, but not limited to, (a) if such Key Individual Designee was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), (b) if such Key Individual Designee was the subject of any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining such proposed director from, or otherwise limiting, the following activities: (1) engaging in any type of business practice, or (2) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities laws, (c) if such Key Individual Designee was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in clause (b)(2), or to be associated with persons engaged in such activity, (d) if such Key Individual Designee was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated or (e) if such Key Individual Designee was the subject of, or a party to any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to a violation of any federal or state securities laws or regulations) (X) such Key Individual Designee has engaged in acts or omissions that involve intentional misconduct or an intentional violation of law in respect of the Issuer, (Y) if such Key Individual Designee is not Mr. Schwartz or a replacement thereof, such Key Individual Designee does not qualify as an Independent Director or (Z) the Board’s nomination, appointment or election of such Key Individual Designee pursuant to this Article II would otherwise constitute a material breach of its fiduciary duties to the Issuer’s stockholders, provided that the Board shall inform the

Key Individual and such Key Individual Designee of any such determination in writing, explain in reasonable detail the basis for such determination, provide the Key Individual an opportunity to challenge such determination and, if the determination is not changed, instead nominate, appoint or elect, as the case may be another individual designated for nomination, election or appointment to the Board by the Key Individual (subject in each case to this Section 2.1(g)), and the Board and the Issuer shall take all of the actions required by this Article II with respect to the election of such substitute Key Individual Designee. In no event shall the Board make a determination not to nominate, appoint or elect Mr. Schwartz to the Board so long as he is serving as serving as Chief Executive Officer or Executive Chairman of the Issuer. In addition, the Board shall not be required to nominate, appoint or elect a Key Individual Designee to the extent that following such Key Individual Designee’s nomination, appointment or election, the Issuer would fail to meet the listing requirements of the principal U.S. national securities exchange upon which the Common Stock is then listed without the concurrent resignation of a Board member that is not a Key Individual Designee or the appointment of a new Board member that is not a Key Individual Designee.

(h)The Issuer shall take all actions necessary and within the Issuer’s control to give effect to the provisions contained in this Article II, including soliciting proxies to vote for the Key Individual Designee(s) designated by the Key Individual and otherwise using its reasonable best efforts to cause the Key Individual Designee(s) designated by the Key Individual to be included in the slate of nominees recommended by the Issuer and elected as a Director of the Issuer.

(i)The Issuer and its Subsidiaries shall reimburse the Key Individual Designee(s) for all reasonable out-of-pocket expenses incurred in connection with such Key Individual Designee’s attendance at meetings of the Board or the board of directors of any of the Issuer’s Subsidiaries, and any committees thereof, including without limitation travel, lodging and meal expenses, in accordance with the Issuer’s reimbursement policies.

(j)The Issuer shall (i) enter into an indemnification agreement with, and otherwise indemnify and exculpate, each Key Individual Designee to the same extent as each other member of the Board, and (ii) maintain at all times director and officer liability insurance on commercially reasonable terms which insurance shall cover each member of the Board and the members of each board of directors of each of the Issuer’s Subsidiaries; provided that upon removal or resignation of a member of the Board for any reason, the Issuer shall take all actions reasonably necessary to extend such director and officer liability insurance coverage with respect to such Board member for a period of not less than six (6) years from any such event in respect of any act or omission of such Board member occurring at or prior to such event. Each Key Individual Designee who is not an officer or employee of the Issuer shall also be entitled to the same compensation for service on the Board as each other member of the Board that is not an officer or employee of the Issuer. Each of the Key Individual Designees is an intended third party beneficiary of Section 2.1(i) and this Section 2.1(j), entitled to enforce such Sections as if party thereto.

Section 2.2Committees. The Key Individual shall have, to the fullest extent permitted by applicable law, and subject to the applicable independence and other requirements for membership (including Rule 10A-3 of the Exchange Act with regard to the audit committee) on each committee of the Board (as applicable to all members thereof) as determined in good faith by the Board, the right, but not the obligation, to designate a number of members of each committee of the Board equal to at least: (i) a majority of the members of each committee of the Board, for so long as the Key Individual has the ability pursuant to Section 2.1(a) to designate for nomination at least four (4) Key Individual Designees and (ii) at all other times for so long as the Key Individual has the ability pursuant to Section 2.1(a) to designate for nomination at least one (1) Key Individual Designee, one-third (1/3), but in no event fewer than one (1), of the members of each committee of the Board. For purposes of calculating the number of committee members that the Key Individual is entitled to designate pursuant to the immediately preceding sentence, any fractional amounts shall automatically be rounded up to the nearest whole number (e.g., one and one quarter (1 1/4) committee members shall equate to two (2) committee members).

Section 2.3Issuer Activities; Approvals. The Issuer shall not take any of the following actions without the approval of the Key Individual, so long as the members of the Key Individual Group continue to collectively Beneficially Own a number of Shares equal to at least 10% of the number of Key Individual Shares (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events after the Closing Date):

(a)any increase or decrease in the size of the Board other than in accordance with this Article II;

(b)the approval of any amendment or amendments to the Amended and Restated Certificate of Incorporation or Bylaws of the Issuer to the extent any such amendment or amendments could reasonably be deemed to adversely affect any of the Key Individual’s rights hereunder; or

(c)the approval of any policy, procedure, guideline or committee charter (or amendment or other modification of any of the foregoing) to the extent any such policy, procedure, guideline, committee charter, amendment or modification could reasonably be deemed to adversely affect any of the Key Individual’s rights hereunder.

ARTICLE III

MISCELLANEOUS

Section 3.1Amendment. The terms and provisions of this Agreement may be modified or amended at any time and from time to time only by the written consent of each party hereto.

Section 3.2Termination. This Agreement shall automatically terminate upon the earlier of (i) a Change in Control; (ii) written agreement between the parties hereto; (iii) the death of the Key Individual or (iv) date on which the Key Individual ceases to have the right to designate any nominee for election to the Board under Section 2.1(a); provided, that Section 2.1(i) and Section 2.1(j) shall survive any such termination in respect of each Key Individual Designee remaining on the Board, and Article I and this Article III of this Agreement shall survive any such termination. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement.

Section 3.3Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, and notwithstanding the fact that members of the Key Individual Group may be partnerships, by its acceptance of the benefits of this Agreement, the Issuer and the Key Individual covenants, agree and acknowledge that no Person (other than the parties hereto) has any obligations hereunder, and that, to the fullest extent permitted by law, no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of the Issuer, the Key Individual or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any the former, current and future equity holders, controlling persons, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees of the Issuer, the Key Individual or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate, agent or assignee of any of the foregoing, as such for any obligation of Issuer or the Key Individual under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 3.4No Responsibility. The Issuer acknowledges and agrees that the Key Individual shall not be responsible for, and shall not have any liability to the Issuer or its stockholders in respect of, any acts or omissions of any Key Individual Designee (other than the Key Individual himself) in such Key Individual Designee’s capacity as a member of the Board or of the board of directors of any of the Issuer’s Subsidiaries.

Section 3.5No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors, and, except as provided in Section 2.1(i), Section 2.1(j) and Section 3.3, nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 3.6Recapitalizations; Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Issuer or any successor or assign of the Issuer (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

Section 3.7Addresses and Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, or received by certified mail, return receipt requested, sent by reputable overnight courier service (charges prepaid) or facsimile or electronic mail to the Issuer at the address set forth below and to any other recipient and to any holder of Shares at such address as indicated by the Issuer’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or sent by electronic mail (provided confirmation of such electronic mail is received or such electronic mail is delivered during regular business hours on any Business Day to the respective email addresses below and no bounce-back or error message is received by the sender), three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. If notice is given to the Issuer or to the Key Individual, a copy shall be sent to such party at the addresses set forth below:

(a)if to the Issuer, to:

Pinstripes Holdings, Inc.
1150 Willow Road
Northbrook, IL 60062
Attention: Dale Schwartz
E-mail: dale@pinstripes.com

with a copy (which shall not constitute written notice) to:

Katten Muchin Rosenman LLP
525 W. Monroe St.
Chicago, IL 60661
Attention: Mark Wood; Christopher Atkinson; Harold Davidson
Email: mark.wood@katten.com; christopher.atkinson@katten.com; harold.davidson@katten.com

(b)if to the Key Individual, to:

Pinstripes Holdings, Inc.
1150 Willow Road
Northbrook, IL 60062
Attention: Dale Schwartz
E-mail: dale@pinstripes.com

Section 3.8Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 3.9Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 3.10Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 3.11Applicable Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Court of Chancery of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware) and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.12Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 3.13Delivery by Facsimile. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission (i.e., in portable document format), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Section 3.14Entire Agreement. For so long as this Agreement remains in effect, the Issuer shall not enter into any stockholder agreement or arrangement of any kind with any Person with respect to any Shares or other securities to the extent such agreement or arrangement would otherwise be inconsistent, in any material respect, with the provisions of this Agreement. This Agreement constitutes the entire understanding and agreement between the parties as to board designation rights and the other matters covered herein and therein and supersede and replace any prior understanding, agreement between the parties as to board designation rights and the other matters covered herein and therein and supersede and replace any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. In the event of any inconsistency between this Agreement and any agreement executed or delivered to effect the purposes of this Agreement, this Agreement shall govern as among the parties hereto.

Section 3.15Remedies. The Issuer and the Key Individual shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including, without limitation, costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages shall not be an adequate remedy for any breach of the provisions of this Agreement, and that the Issuer or the Key Individual may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

ISSUER:

PINSTRIPES HOLDINGS, INC.

By:
Name:
Title:

KEY INDIVIDUAL:

By:
Name:	Dale Schwartz